RYAN SPECIALTY REPORTS SECOND QUARTER 2022 RESULTS

- Total Revenue grew 26.0% year-over-year to $491.3 million -

- Organic Revenue Growth Rate of 22.3% year-over-year -

- Net Income of $70.1 million, or $0.22 per diluted share -

- Adjusted EBITDAC grew 18.2% year-over-year to $166.1 million -

- Adjusted Net Income grew 15.4% year-over-year to $106.4 million, or $0.39 per diluted share -

AUGUST 11, 2022 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a leading international specialty insurance firm, today announced results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights

•
Revenue grew 26.0% year-over-year to $491.3 million, compared to $390.0 million in the prior-year period
•
Organic Revenue Growth Rate* was 22.3% for the quarter, compared to 28.5% for the same quarter last year
•
Net Income increased 10.6% to $70.1 million, compared to $63.4 million in the prior-year period. Diluted Earnings per Share was $0.22
•
Adjusted EBITDAC* increased 18.2% to $166.1 million, compared to $140.5 million in the prior-year period
•
Adjusted EBITDAC Margin* of 33.8%, compared to 36.0% in the prior-year period
•
Adjusted Net Income* increased 15.4% to $106.4 million, compared to $92.3 million in the prior-year period
•
Adjusted Diluted Earnings per Share* for the second quarter of 2022 was $0.39

“Our second quarter performance once again demonstrated the strength and reliability of our differentiated business model. I am proud of our strong results, and we continue to have a long runway ahead of us,” said Patrick G. Ryan, Founder, Chairman and Chief Executive Officer of Ryan Specialty. “We delivered another quarter of outstanding revenue growth, led by an impressive 22.3% organic growth. Our teammates continue to outperform by innovating with new products and solutions and winning a substantial amount of new business. We remain confident that our proven ability to execute will enable us to continue to generate strong profitability over the long-term and outperform through various economic cycles.”

Summary of Second Quarter 2022 Results

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(in thousands, except percentages and per share data)	2022	2021	$	%	2022	2021	$	%
GAAP financial measures
Total revenue	$491,292	$390,012	$101,280	26.0%	$878,182	$701,470	$176,712	25.2%
Compensation and benefits	310,058	236,801	73,257	30.9	584,331	451,287	133,044	29.5
General and administrative	48,495	30,685	17,810	58.0	90,860	58,230	32,630	56.0
Total operating expenses	385,764	297,750	88,014	29.6	729,267	569,365	159,902	28.1
Operating income	105,528	92,262	13,266	14.4	148,915	132,105	16,810	12.7
Net income	70,120	63,407	6,713	10.6	88,196	59,606	28,590	48.0
Net income attributable to Ryan Specialty Holdings, Inc.	24,501	63,407	(38,906)	(61.4)	31,412	57,156	(25,744)	(45.0)
Compensation and benefits expense ratio (1)	63.1%	60.7%			66.5%	64.3%
General and administrative expense ratio (2)	9.9%	7.9%			10.3%	8.3%
Net income margin	14.3%	16.3%			10.0%	8.5%
Earnings per share (3)	$0.23				$0.30
Diluted earnings per share (3)	$0.22				$0.28
Non-GAAP financial measures*
Organic revenue growth rate	22.3%	28.5%			21.3%	23.9%
Adjusted compensation and benefits expense	$280,827	$220,495	$60,332	27.4%	$522,157	$412,862	$109,295	26.5%
Adjusted compensation and benefits expense ratio	57.2%	56.5%			59.5%	58.9%
Adjusted general and administrative expense	$44,390	$29,030	$15,360	52.9%	$82,690	$53,717	$28,973	53.9%
Adjusted general and administrative expense ratio	9.0%	7.4%			9.4%	7.7%
Adjusted EBITDAC	$166,075	$140,487	$25,588	18.2%	$273,335	$234,891	$38,444	16.4%
Adjusted EBITDAC margin	33.8%	36.0%			31.1%	33.5%
Adjusted net income	$106,449	$92,275	$14,174	15.4%	$171,214	$149,405	$21,809	14.6%
Adjusted net income margin	21.7%	23.7%			19.5%	21.3%
Adjusted diluted earnings per share	$0.39				$0.63

* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense, Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

(1)
Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)
General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)
See “Note 12, Earnings Per Share” of the unaudited quarterly consolidated financial statements.

Second Quarter 2022 Review*

Total revenue for the second quarter of 2022 was $491.3 million, an increase of 26.0% compared to $390.0 million in the prior-year period. This increase was primarily due to continued strong Organic revenue growth of 22.3%, driven by new client wins, expanded relationships with existing clients, coupled with continued expansion of the E&S market, and revenue from acquisitions completed in the fourth quarter of 2021.

Total operating expenses for the second quarter of 2022 were $385.8 million, a 29.6% increase compared to the prior-year period. This was primarily due to an increase in Compensation and benefits expense, which is heavily correlated to revenue growth and an increase in public company costs over the comparable period. General and administrative expense also increased compared to the prior-year period to accommodate revenue growth, including continued normalization of business travel and client entertainment.

Net income for the second quarter of 2022 increased 10.6% to $70.1 million, compared to $63.4 million in the prior-year period. The increase was mainly due to strong year-over-year revenue growth, and the removal of non-operating loss related to the make-whole on our preferred equity that was retired at IPO, offset by higher interest and income tax expense. Diluted earnings per share for the second quarter of 2022 was $0.22.

Adjusted EBITDAC of $166.1 million grew 18.2% from $140.5 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 33.8%, compared to 36.0% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by strong revenue growth, as well as the finalization of the Company’s 2020 restructuring plan, partially offset by increased Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense. The restructuring plan, which the Company initiated in 2020, was completed and achieved a total of $29.4 million in run-rate savings, compared to the initial target of $25.0 million.

Adjusted net income for the second quarter of 2022 rose 15.4% to $106.4 million, compared to $92.3 million in the prior-year period. Adjusted net income margin was 21.7%, compared to 23.7% in the prior-year period. Adjusted diluted earnings per share for the second quarter of 2022 was $0.39.

* For the definition of each of the non-GAAP measures referred to above as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Second Quarter 2022 Revenue by Specialty

Growth in Net commissions and fees in all specialties were primarily driven by strong organic growth.

	Three Months Ended June 30,
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$329,225	67.2%	$255,959	65.7%	$73,266	28.6%
Binding Authorities	59,751	12.2	53,596	13.7	6,155	11.5
Underwriting Management	101,251	20.6	80,291	20.6	20,960	26.1
Total Net commissions and fees	$490,227		$389,846		$100,381	25.7%

Liquidity and Financial Condition

As of June 30, 2022, the Company had cash and cash equivalents of $866.7 million and outstanding debt principal of $2.0 billion.

Full Year 2022 Outlook*

The Company is raising its full year 2022 outlook for both Organic revenue growth rate and Adjusted EBITDAC margin as follows:

•
Organic revenue growth rate guidance range for the full year 2022 is now 16.5% – 18.0%, compared to the Company’s prior guidance range of 13.5% - 15.5%.
•
Adjusted EBITDAC margin guidance range for the full year 2022 is now 29.0% - 30.0%, compared to the Company’s prior guidance range of 28.5% - 30.0%.

* For a definition of Organic revenue growth rate and Adjusted EBITDAC margin as well as an explanation of the Company’s inability to provide reconciliations of these forward-looking non-GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information

Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryansg.com in its Investors section.

The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available on the Company’s website at ryansg.com in its Investors section for one year following the call.

About Ryan Specialty

Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents and carriers. Ryan Specialty provides distribution, underwriting, product development, administration and risk management services by acting as a wholesale broker and a managing underwriter or a program administrator with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents and carriers. Learn more at ryansg.com.

Forward-Looking Statements

All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2022 Outlook” are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”) that include, but are not limited to: the Company’s potential failure to develop a succession plan for the senior management team, including Patrick G. Ryan; the Company’s failure to recruit and retain revenue producers; the cyclicality of, and the economic conditions in, the markets in which the Company operates; conditions that result in reduced insurer capacity; the potential loss of the Company’s relationships with insurance carriers or its clients, becoming dependent upon a limited number of insurance carriers or clients or the failure to develop new insurance carrier and client relationships; significant competitive pressures in each of the Company’s businesses; decreases in the premiums or commission rates set by insurers, or actions by insurers seeking repayment of commissions; decreases in the amounts of supplemental or contingent commissions the Company receives; the Company’s inability to collect its receivables; the potential that the Company’s underwriting models contain errors or are otherwise ineffective; any damage to the Company’s reputation; decreases in current market share as a result of disintermediation within the insurance industry; impairment of goodwill; the inability to maintain rapid growth or to generate sufficient revenue to achieve and maintain profitability; the impact if the Company’s MGU programs are terminated or changed; the risks associated with the evaluation of potential acquisitions and the integration of acquired businesses as well as introduction of new products, lines of business and markets; the occurrence of natural or man-made disasters; being subject to E&O claims as well as other contingencies and legal proceedings; the impact on the Company’s operations and financial condition from the effects of the current COVID-19 pandemic; the impact of breaches in security that cause significant system or network disruptions; not being able to generate sufficient cash flow to service all of the Company’s indebtedness and being forced to take other actions to satisfy its obligations under such indebtedness; and the impact of being unable to refinance the Company’s indebtedness.

For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in its annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2022, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Non-GAAP Financial Measures and Key Performance Indicators

In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company’s Quarterly Report on form 10-Q filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.

Organic revenue growth rate: Organic revenue growth rate represents the percentage change in revenue, as compared to the same period for the year prior, adjusted for revenue attributable to acquisitions during their first 12 months of the Company’s ownership, and other adjustments such as contingent commissions, fiduciary investment income, and the impact of changes in foreign exchange rates. The most directly comparable GAAP financial metric is Total revenue growth rate.

Adjusted compensation and benefits expense: Adjusted compensation and benefits expense represents Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.

Adjusted general and administrative expense: Adjusted general and administrative expense represents General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio represents the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.

Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio represents the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.

Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before interest expense, net, income tax expense, depreciation, amortization, and change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. The most directly comparable GAAP financial metric is Net income.

Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted net income: Adjusted net income is tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with the IPO and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC. For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.

Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect of the exchange of 100% of the outstanding common units of New RS Holdings, LLC (together with the shares of Class B common stock) into shares of Class A common stock and the effect of unvested equity awards. The most directly comparable GAAP financial metric is Diluted earnings per share. The reconciliation of the above non-GAAP measures to their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.

With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year 2022 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.

Contacts:

Investor Relations Noah Angeletti SVP, Head of Investor Relations & Treasurer Ryan Specialty IR@ryansg.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryansg.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2022	2021	2022	2021
Revenue
Net commissions and fees	$490,227	$389,846	$876,908	$701,190
Fiduciary investment income	1,065	166	1,274	280
Total revenue	$491,292	$390,012	$878,182	$701,470
Expenses
Compensation and benefits	310,058	236,801	584,331	451,287
General and administrative	48,495	30,685	90,860	58,230
Amortization	26,233	27,319	52,896	55,113
Depreciation	1,229	1,222	2,440	2,422
Change in contingent consideration	(251)	1,723	(1,260)	2,313
Total operating expenses	$385,764	$297,750	$729,267	$569,365
Operating income	$105,528	$92,262	$148,915	$132,105
Interest expense, net	24,846	18,986	46,598	39,031
(Income) loss from equity method investment in related party	16	(353)	558	(434)
Other non-operating loss (income)	(622)	7,890	6,898	29,336
Income before income taxes	$81,288	$65,739	$94,861	$64,172
Income tax expense	11,168	2,332	6,665	4,566
Net income	$70,120	$63,407	$88,196	$59,606
GAAP financial measures
Revenue	$491,292	$390,012	$878,182	$701,470
Compensation and benefits	310,058	236,801	584,331	451,287
General and administrative	48,495	30,685	90,860	58,230
Net income	$70,120	$63,407	$88,196	$59,606
Compensation and benefits expense ratio	63.1%	60.7%	66.5%	64.3%
General and administrative expense ratio	9.9%	7.9%	10.3%	8.3%
Net income margin	14.3%	16.3%	10.0%	8.5%
Earnings per share	$0.23		$0.30
Diluted earnings per share	$0.22		$0.28

Non-GAAP Financial Measures (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2022	2021	2022	2021
Non-GAAP financial measures
Organic revenue growth rate	22.3%	28.5%	21.3%	23.9%
Adjusted compensation and benefits expense	$280,827	$220,495	$522,157	$412,862
Adjusted compensation and benefits expense ratio	57.2%	56.5%	59.5%	58.9%
Adjusted general and administrative expense	$44,390	$29,030	$82,690	$53,717
Adjusted general and administrative expense ratio	9.0%	7.4%	9.4%	7.7%
Adjusted EBITDAC	$166,075	$140,487	$273,335	$234,891
Adjusted EBITDAC margin	33.8%	36.0%	31.1%	33.5%
Adjusted net income	$106,449	$92,275	$171,214	$149,405
Adjusted net income margin	21.7%	23.7%	19.5%	21.3%
Adjusted diluted earnings per share	$0.39		$0.63

Consolidated Statements of Financial Position (Unaudited)

(in thousands, except unit and par value data)	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$866,669	$386,962
Commissions and fees receivable – net	244,753	210,252
Fiduciary cash and receivables	2,817,798	2,390,185
Prepaid incentives – net	7,914	7,726
Other current assets	18,306	15,882
Total current assets	$3,955,440	$3,011,007
NON-CURRENT ASSETS
Goodwill	1,313,366	1,309,267
Other intangible assets	524,808	573,930
Prepaid incentives – net	22,380	25,382
Equity method investment in related party	40,522	45,417
Property and equipment – net	16,039	15,290
Lease right-of-use assets	132,003	84,874
Deferred tax assets	404,235	382,753
Other non-current assets	33,624	10,788
Total non-current assets	$2,486,977	$2,447,701
TOTAL ASSETS	$6,442,417	$5,458,708
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	79,456	99,403
Accrued compensation	394,804	386,301
Operating lease liabilities	18,355	18,783
Tax Receivable Agreement liabilities	7,977	—
Short-term debt and current portion of long-term debt	28,949	23,469
Fiduciary liabilities	2,817,798	2,390,185
Total current liabilities	$3,347,339	$2,918,141
NON-CURRENT LIABILITIES
Accrued compensation	6,619	4,371
Operating lease liabilities	125,249	74,386
Long-term debt	1,955,027	1,566,627
Deferred tax liabilities	666	631
Tax Receivable Agreement liabilities	285,787	272,100
Other non-current liabilities	20,216	27,675
Total non-current liabilities	$2,393,564	$1,945,790
TOTAL LIABILITIES	$5,740,903	$4,863,931
STOCKHOLDERS' EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 111,206,112 and 109,894,548 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively)	111	110
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 147,990,243 and 149,162,107 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively)	148	149
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at June 30, 2022 and December 31, 2021)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2022 and December 31, 2021)	—	—
Additional paid-in capital	385,908	348,865
Retained earnings (accumulated deficit)	24,348	(7,064)
Accumulated other comprehensive income (loss)	(1,259)	1,714
Total stockholders' equity attributable to Ryan Specialty Holdings, Inc.	$409,256	$343,774
Non-controlling interests	292,258	251,003
Total stockholders' equity	701,514	594,777
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,442,417	$5,458,708

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$88,196	$59,606
Adjustments to reconcile net income to cash flows provided by (used for) operating activities:
Loss (gain) from equity method investment	558	(434)
Amortization	52,896	55,113
Depreciation	2,440	2,422
Prepaid and deferred compensation expense	18,341	23,035
Non-cash equity-based compensation	43,028	7,595
Amortization of deferred debt issuance costs	5,984	4,748
Deferred income tax benefit	(6,866)	(40)
Loss on Tax Receivable Agreement	7,173	—
Change (net of acquisitions) in:
Commissions and fees receivable – net	(33,755)	(29,089)
Accrued interest liability	7,456	333
Other current assets and accrued liabilities	(5,565)	(11,932)
Other non-current assets and accrued liabilities	(16,334)	(3,642)
Total cash flows provided by operating activities	$164,711	$107,715
CASH FLOWS FROM INVESTING ACTIVITIES
Prepaid incentives – repayments	7	3,786
Capital expenditures	(6,797)	(3,941)
Total cash flows used for investing activities	$(6,790)	$(155)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from senior secured notes	394,000	—
Payment of interest rate cap premium	(25,500)	—
Repayment of term debt	(8,250)	(8,250)
Deferred offering costs paid	—	(4,191)
Debt issuance costs paid	(2,369)	(1,289)
Finance lease and other costs paid	(18)	(75)
Payment of contingent consideration	(6,241)	—
Purchase of remaining interest in RyanRe	—	(48,368)
Equity repurchases from pre-IPO unitholders	—	(3,880)
Cash distribution to LLC unitholders	(26,222)	(47,039)
Receipt of taxes related to net share settlement of equity awards	1,062	—
Taxes paid related to net share settlement of equity awards	(1,062)	—
Net change in fiduciary liabilities	54,357	93,671
Total cash flows provided by (used in) financing activities	$379,757	$(19,421)
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash held in a fiduciary capacity	$352	(537)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY	$538,030	$87,602
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Beginning balance	$1,139,661	$895,704
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Ending balance	$1,677,691	$983,306
Total cash, cash equivalents, and cash held in a fiduciary capacity	$1,677,691	$983,306

Net Commissions and Fees

	Three Months Ended June 30,
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$329,225	67.2%	$255,959	65.7%	$73,266	28.6%
Binding Authorities	59,751	12.2	53,596	13.7	6,155	11.5
Underwriting Management	101,251	20.6	80,291	20.6	20,960	26.1
Total Net commissions and fees	$490,227		$389,846		$100,381	25.7%

	Six Months Ended June 30,
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$574,051	65.5%	$447,083	63.8%	$126,968	28.4%
Binding Authorities	122,744	14.0	108,641	15.5	14,103	13.0
Underwriting Management	180,113	20.5	145,466	20.7	34,647	23.8
Total Net commissions and fees	$876,908		$701,190		$175,718	25.1%

Reconciliation of Organic Revenue Growth Rate to Total Revenue Growth Rate

	Three Months Ended June 30,
	2022	2021
Total revenue growth rate (GAAP) (1)	26.0%	58.3%
Less: Mergers and acquisitions (2)	(2.8)	(30.3)
Change in other (3)	(0.9)	0.5
Organic revenue growth rate (Non-GAAP)	22.3%	28.5%
(1)
June 30, 2022 revenue of $491.3 million less June 30, 2021 revenue of $390.0 million is a $101.3 million period-over-period change. The change, $101.3 million, divided by the June 30, 2021 revenue of $390.0 million is a total revenue change of 26.0%. June 30, 2021 revenue of $390.0 million less June 30, 2020 revenue of $246.3 million is a $143.7 million period-over-period change. The change, $143.7 million, divided by the June 30, 2020 revenue of $246.3 million is a total revenue change of 58.3%. Refer to “Comparison of the Three Months Ended June 30, 2022 and 2021” in the 10-Q for further discussion.
(2)
The mergers and acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the three months ended June 30, 2022 and three months ended June 30, 2021 was $11.0 million and $74.7 million, respectively.
(3)
The other adjustments exclude the period-over-period change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for the three months ended June 30, 2022 and three months ended June 30, 2021 was $(3.7) million and $1.3 million, respectively.

	Six Months Ended June 30,
	2022	2021
Total revenue growth rate (GAAP) (1)	25.2%	54.3%
Less: Mergers and acquisitions (2)	(3.1)	(30.8)
Change in other (3)	(0.8)	0.4
Organic revenue growth rate (Non-GAAP)	21.3%	23.9%
(1)
June 30, 2022 revenue of $878.2 million less June 30, 2021 revenue of $701.5 million is a $176.7 million period-over-period change. The change, $176.7 million, divided by the June 30, 2021 revenue of $701.5 million is a total revenue change of 25.2%. June 30, 2021 revenue of $701.5 million less June 30, 2020 revenue of $454.5 million is a $247.0 million period-over-period change. The change, $247.0 million, divided by the June 30, 2020 revenue of $454.5 million is a total revenue change of 54.3%. Refer to “Comparison of the Six Months Ended June 30, 2022 and 2021” in the 10-Q for further discussion.
(2)
The mergers and acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the six months ended June 30, 2022 and six months ended June 30, 2021 was $21.6 million and $140.0 million, respectively.
(3)
The other adjustments exclude the period-over-period change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for six months ended June 30, 2022 and six months ended June 30, 2021 was $(6.0) million and $1.5 million, respectively.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended June 30,
(in thousands, except percentages)	2022	2021
Total revenue	$491,292	$390,012
Compensation and benefits expense	$310,058	$236,801
Acquisition-related expense	(43)	—
Acquisition related long-term incentive compensation	(7,101)	(9,082)
Restructuring and related expense	(547)	(2,162)
Amortization and expense related to discontinued prepaid incentives	(1,760)	(1,604)
Equity-based compensation	(5,676)	(3,458)
Initial public offering related expense	(14,104)	—
Adjusted compensation and benefits expense (1)	$280,827	$220,495
Compensation and benefits expense ratio	63.1%	60.7%
Adjusted compensation and benefits expense ratio	57.2%	56.5%
(1)
Adjustments made to Compensation and benefits expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income in “Reconciliation of Adjusted EBITDAC to Net Income.”

	Six Months Ended June 30,
(in thousands, except percentages)	2022	2021
Total revenue	$878,182	$701,470
Compensation and benefits expense	$584,331	$451,287
Acquisition-related expense	(101)	—
Acquisition related long-term incentive compensation	(14,798)	(18,504)
Restructuring and related expense	(705)	(8,351)
Amortization and expense related to discontinued prepaid incentives	(3,542)	(3,682)
Equity-based compensation	(12,480)	(7,888)
Initial public offering related expense	(30,548)	—
Adjusted compensation and benefits expense (1)	$522,157	$412,862
Compensation and benefits expense ratio	66.5%	64.3%
Adjusted compensation and benefits expense ratio	59.5%	58.9%
(1)
Adjustments made to Compensation and benefits expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income in “Reconciliation of Adjusted EBITDAC to Net Income.”

Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended June 30,
(in thousands, except percentages)	2022	2021
Total revenue	$491,292	$390,012
General and administrative expense	$48,495	$30,685
Acquisition-related expense	(1,600)	(308)
Restructuring and related expense	(2,027)	(1,012)
Other non-recurring expense	—	(19)
Initial public offering related expense	(478)	(316)
Adjusted general and administrative expense (1)	$44,390	$29,030
General and administrative expense ratio	9.9%	7.9%
Adjusted general and administrative expense ratio	9.0%	7.4%
(1)
Adjustments made to General and administrative expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income in “Reconciliation of Adjusted EBITDAC to Net Income.”

	Six Months Ended June 30,
(in thousands, except percentages)	2022	2021
Total revenue	$878,182	$701,470
General and administrative expense	$90,860	$58,230
Acquisition-related expense	(2,051)	(2,022)
Restructuring and related expense	(4,993)	(1,821)
Other non-recurring expense	—	(354)
Initial public offering related expense	(1,126)	(316)
Adjusted general and administrative expense (1)	$82,690	$53,717
General and administrative expense ratio	10.3%	8.3%
Adjusted general and administrative expense ratio	9.4%	7.7%
(1)
Adjustments made to General and administrative expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income in “Reconciliation of Adjusted EBITDAC to Net Income.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended June 30,
(in thousands, except percentages)	2022	2021
Total revenue	$491,292	$390,012
Net income	$70,120	$63,407
Interest expense, net	24,846	18,986
Income tax expense	11,168	2,332
Depreciation	1,229	1,222
Amortization	26,233	27,319
Change in contingent consideration	(251)	1,723
EBITDAC	$133,345	$114,989
Acquisition-related expense (1)	1,643	308
Acquisition related long-term incentive compensation (2)	7,101	9,082
Restructuring and related expense (3)	2,574	3,174
Amortization and expense related to discontinued prepaid incentives (4)	1,760	1,604
Other non-operating loss (income) (5)	(622)	7,890
Equity-based compensation (6)	5,676	3,458
Other non-recurring expense (7)	—	19
IPO related expenses (8)	14,582	316
(Income) from equity method investments in related party	16	(353)
Adjusted EBITDAC (9)	$166,075	$140,487
Net income margin (10)	14.3%	16.3%
Adjusted EBITDAC margin	33.8%	36.0%
(1)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were de minimis for the three months ended June 30, 2022, while General and administrative expenses contributed to $1.6 million and $0.3 million of the acquisition-related expense for three months ended June 30, 2022 and 2021, respectively.
(2)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(3)
Restructuring and related expense consists of compensation and benefits of $0.5 million and $2.2 million for three months ended June 30, 2022 and 2021, respectively, and General and administrative costs including occupancy and professional services fees of $2.0 million and $1.0 million for three months ended June 30, 2022 and 2021, respectively, related to the Restructuring Plan. The compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(4)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 14, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the unaudited quarterly consolidated financial statements for further discussion.
(5)
For the three months ended June 30, 2022, Other non-operating loss (income) includes a $(0.5) million change in the TRA liability caused by an update in our blended state tax rates. For the three months ended June 30, 2021, Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $8.0 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined in the Onex Purchase Agreement as a Qualified Public Offering or a Sale Transaction.
(6)
Equity-based compensation reflects non-cash equity-based expense.

(7)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including de minimis General and administrative expenses for the three months ended June 30, 2021. Other non-recurring items include one-time professional services costs associated with term debt repricing, one-time non-income tax charges, and tax and accounting consultancy costs associated with potential structure changes.
(8)
Initial public offering related expenses include $0.5 million and $0.3 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services on IPO-related structure changes for the three months ended June 30, 2022 and 2021, respectively, and Compensation-related expense of $14.1 million for the three months ended June 30, 2022 primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(9)
Consolidated Adjusted EBITDAC does not reflect a deduction for the Adjusted EBITDAC associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of Ryan Re.
(10)
Net income margin is Net income as a percentage of Total revenue.

	Six Months Ended June 30,
(in thousands, except percentages)	2022	2021
Total revenue	$878,182	$701,470
Net income	$88,196	$59,606
Interest expense, net	46,598	39,031
Income tax expense (benefit)	6,665	4,566
Depreciation	2,440	2,422
Amortization	52,896	55,113
Change in contingent consideration	(1,260)	2,313
EBITDAC	$195,535	$163,051
Acquisition-related expense (1)	2,152	2,022
Acquisition related long-term incentive compensation (2)	14,798	18,504
Restructuring and related expense (3)	5,698	10,172
Amortization and expense related to discontinued prepaid incentives (4)	3,542	3,682
Other non-operating loss (income) (5)	6,898	29,336
Equity-based compensation (6)	12,480	7,888
Other non-recurring expense (7)	—	354
IPO related expenses (8)	31,674	316
(Income) from equity method investments in related party	558	(434)
Adjusted EBITDAC (9)	$273,335	$234,891
Net income margin (10)	10.0%	8.5%
Adjusted EBITDAC margin	31.1%	33.5%
(1)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.1 million for the six months ended June 30, 2022, while General and administrative expenses contributed to $2.1 million and $2.0 million of the acquisition-related expense for the six months ended June 30, 2022 and 2021, respectively.
(2)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(3)
Restructuring and related expense consists of compensation and benefits of $0.7 million and $8.4 million for the six months ended June 30, 2022 and 2021, respectively, and General and administrative costs including occupancy and professional services fees of $5.0 million and $1.8 million for the six months ended June 30, 2022 and 2021, respectively, related to the Restructuring Plan. The compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(4)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 14, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the unaudited quarterly consolidated financial statements for further discussion.
(5)
For the six months ended June 30, 2022, Other non-operating loss (income) includes a $7.2 million charge related to the change in the TRA liability caused by a change in our blended state tax rates. For the six months ended June 30, 2021, Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $20.6 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined in the Onex Purchase Agreement as a Qualified Public Offering or a Sale Transaction. For the six months ended June 30, 2021, Other non-operating loss (income) also includes expense of $8.6 million associated with the extinguishment of a portion of our deferred debt issuance costs on the term debt.
(6)
Equity-based compensation reflects non-cash equity-based expense.
(7)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.4 million for the six months ended June 30, 2021. Other non-recurring items include one-time professional services costs associated with term debt repricing, one-time non-income tax charges, and tax and accounting consultancy costs associated with potential structure changes.
(8)
Initial public offering related expenses include $1.1 million and $0.3 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services on IPO-related structure changes for the six months ended June 30, 2022 and 2021, respectively, and Compensation-related expense of $30.5 million for the six months ended June 30, 2022 primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(9)
Consolidated Adjusted EBITDAC does not reflect a deduction for the Adjusted EBITDAC associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of Ryan Re.
(10)
Net income margin is Net income as a percentage of Total revenue.

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended June 30,
(in thousands, except percentages)	2022	2021
Total revenue	$491,292	$390,012
Net income	$70,120	$63,407
Income tax expense	11,168	2,332
Amortization	26,233	27,319
Amortization of deferred debt issuance costs (1)	3,173	2,754
Change in contingent consideration	(251)	1,723
Acquisition-related expense (2)	1,643	308
Acquisition related long-term incentive compensation (3)	7,101	9,082
Restructuring and related expense (4)	2,574	3,174
Amortization and expense related to discontinued prepaid incentives (5)	1,760	1,604
Other non-operating loss (income) (6)	(622)	7,890
Equity-based compensation (7)	5,676	3,458
Other non-recurring expense (8)	—	19
IPO related expenses (9)	14,582	316
(Income) / loss from equity method investments in related party	16	(353)
Adjusted income before income taxes	$143,173	$123,033
Adjusted tax expense (10)	(36,724)	(30,758)
Adjusted net income (11)	$106,449	$92,275
Net income margin (12)	14.3%	16.3%
Adjusted net income margin	21.7%	23.7%
(1)
Interest expense, net includes amortization of deferred debt issuance costs.
(2)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were de minimis for the three months ended June 30, 2022, while General and administrative expenses contributed to $1.6 million and $0.3 million of the acquisition-related expense for three months ended June 30, 2022 and 2021, respectively.
(3)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(4)
Restructuring and related expense consists of compensation and benefits of $0.5 million and $2.2 million for three months ended June 30, 2022 and 2021, respectively, and General and administrative costs including occupancy and professional services fees of $2.0 million and $1.0 million for three months ended June 30, 2022 and 2021, respectively, related to the Restructuring Plan. The compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(5)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 14, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the unaudited quarterly consolidated financial statements for further discussion.
(6)
For the three months ended June 30, 2022, Other non-operating loss (income) includes a $(0.5) million change in the TRA liability caused by an update in our blended state tax rates. For the three months ended June 30, 2021, Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $8.0 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined as a Qualified Public Offering or a Sale Transaction in the Onex Purchase Agreement.
(7)
Equity-based compensation reflects non-cash equity-based expense.

(8)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including de minimis General and administrative expenses for the three months ended June 30, 2021. Other non-recurring items include one-time professional services costs associated with term debt repricing, one-time non-income tax charges, and tax and accounting consultancy costs associated with potential structure changes.
(9)
Initial public offering related expenses include $0.5 million and $0.3 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services on IPO-related structure changes for the three months ended June 30, 2022 and 2021, respectively, and Compensation-related expense of $14.1 million for the three months ended June 30, 2022 primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(10)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of RS LLC. For the three months ended June 30, 2022, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.65% on 100% of our adjusted income before income taxes as if the Company owned 100% of RS LLC. For the three months ended June 30, 2021, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.00% on 100% of our adjusted income before income taxes as if the Company owned 100% of RS LLC.
(11)
Consolidated Adjusted net income does not reflect a deduction for the Adjusted net income associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of Ryan Re or the non-controlling interest attributed to the retained ownership of RS LLC.
(12)
Net income margin is Net income as a percentage of Total revenue.

	Six Months Ended June 30,
(in thousands, except percentages)	2022	2021
Total revenue	$878,182	$701,470
Net income	$88,196	$59,606
Income tax expense	6,665	4,566
Amortization	52,896	55,113
Amortization of deferred debt issuance costs (1)	5,984	5,769
Change in contingent consideration	(1,260)	2,313
Acquisition-related expense (2)	2,152	2,022
Acquisition related long-term incentive compensation (3)	14,798	18,504
Restructuring and related expense (4)	5,698	10,172
Amortization and expense related to discontinued prepaid incentives (5)	3,542	3,682
Other non-operating loss (income) (6)	6,898	29,336
Equity-based compensation (7)	12,480	7,888
Other non-recurring items (8)	—	354
IPO related expenses (9)	31,674	316
(Income) / loss from equity method investments in related party	558	(434)
Adjusted income before income taxes	$230,281	$199,207
Adjusted tax expense (10)	(59,067)	(49,802)
Adjusted net income (11)	$171,214	$149,405
Net income margin (12)	10.0%	8.5%
Adjusted net income margin	19.5%	21.3%
(1)
Interest expense, net includes amortization of deferred debt issuance costs.
(2)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.1 million for the six months ended June 30, 2022, while General and administrative expenses contributed to $2.1 million and $2.0 million of the acquisition-related expense for the six months ended June 30, 2022 and 2021, respectively.
(3)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(4)
Restructuring and related expense consists of compensation and benefits of $0.7 million and $8.4 million for the six months ended June 30, 2022 and 2021, respectively, and General and administrative costs including occupancy and professional services fees of $5.0 million and $1.8 million for the six months ended June 30, 2022 and 2021, respectively, related to the Restructuring Plan. The compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(5)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 14, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the unaudited quarterly consolidated financial statements for further discussion.
(6)
For the six months ended June 30, 2022, Other non-operating loss (income) includes a $7.2 million charge related to the change in the TRA liability caused by a change in our blended state tax rates. For the six months ended June 30, 2021, Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $20.6 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined in the Onex Purchase Agreement as a Qualified Public Offering or a Sale Transaction. For the six months ended June 30, 2021, Other non-operating loss (income) also includes expense of $8.6 million associated with the extinguishment of a portion of our deferred debt issuance costs on the term debt.
(7)
Equity-based compensation reflects non-cash equity-based expense.
(8)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.4 million for the six months ended June 30, 2021. Other non-recurring items include one-time professional services costs associated with term debt repricing, one-time non-income tax charges, and tax and accounting consultancy costs associated with potential structure changes.
(9)
Initial public offering related expenses include $1.1 million and $0.3 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services on IPO-related structure changes for the six months ended June 30, 2022 and 2021, respectively, and Compensation-related expense of $30.5 million for the six months ended June 30, 2022 primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(10)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of RS LLC. For the six months ended June 30, 2022, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.65% on 100% of our adjusted income before income taxes as if the Company owned 100% of RS LLC. For the six months ended June 30, 2021, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.00% on 100% of our adjusted income before income taxes as if the Company owned 100% of RS LLC.
(11)
Consolidated Adjusted net income does not reflect a deduction for the Adjusted net income associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of Ryan Re or the non-controlling interest attributed to the retained ownership of RS LLC.
(12)
Net income margin is Net income as a percentage of Total revenue.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended June 30, 2022
		Adjustments
	U.S. GAAP	Less: Net income attributed to dilutive awards and substantively vested shares (1)	Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	Plus: Adjustments to Adjusted net income (3)	Plus: Dilutive impact of unvested equity awards (4)	Adjusted diluted earnings per share
Numerator:
Net income attributable to Class A common shareholders- diluted	$26,432	$(1,931)	$45,619	$36,329	$—	$106,449
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	120,205	—	144,495	—	5,090	269,791
Net income per share of Class A common stock- diluted	$0.22	$(0.02)	$0.06	$0.14	$(0.01)	$0.39
(1)
Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income (loss) attributable to Ryan Specialty Holdings, Inc. See “Note 12, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(2)
For comparability purposes, this calculation incorporates the Net income and weighted average shares of Class A common stock that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. See “Note 12, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income in “Adjusted Net Income and Adjusted Net Income Margin.”
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted earnings per share calculation disclosed in “Note 12, Earnings Per Share” of the unaudited quarterly consolidated financial statements.

	Six Months Ended June 30, 2022
		Adjustments
	U.S. GAAP	Less: Net income attributed to dilutive awards and substantively vested shares (1)	Plus: Net income attributed to non-controlling interests (2)	Plus: Adjustments to Adjusted net income (3)	Plus: Dilutive impact of unvested equity awards (4)	Adjusted Diluted Earnings per Share
Numerator:
Net income (loss) attributable to Class A common shareholders- diluted	$73,726	$(42,314)	$56,784	$83,018	$—	$171,214
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	264,417	—	—	—	5,386	269,804
Net income (loss) per share of Class A common stock- diluted	$0.28	$(0.16)	$0.21	$0.32	$(0.02)	$0.63

(1)
Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income (loss) attributable to Ryan Specialty Holdings, Inc. See “Note 12, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(2)
For comparability purposes, this calculation incorporates the Net income that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. The 143,962 weighted average outstanding LLC Common Units were considered dilutive for the six months ended June 30, 2022 and included in the 264,417 of Weighted-average shares outstanding within Diluted EPS. See “Note 12, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income in “Adjusted Net Income and Adjusted Net Income Margin.”
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted earnings per share calculation disclosed in “Note 12, Earnings Per Share” of the unaudited quarterly consolidated financial statements.